Clear Skies Holdings, Inc. Becomes Clear Skies Solar, Inc.

NEW YORK--Clear Skies Holdings, Inc. (OTCBB:CSKH) today announced it has changed its name to Clear Skies Solar, Inc., effective immediately. The new name, which received unanimous approval from the Board of Directors and formal approval by a majority of the company's shareholders, reflects the company's position as a leading developer of solar products, specializing in turnkey installation of photovoltaic (PV) solar systems to commercial, municipal, and residential clients.

Clear Skies Solar, Inc., through its wholly-owned subsidiary Clear Skies Group, will continue to provide full-service solar installations and renewable energy solutions to clients including municipalities, real estate developers, commercial and residential facilities, agricultural locations, and more.

"Clear Skies Holdings has already become synonymous with cost-effective and energy efficient solar design and installation services," said Ezra Green, Chief Executive Officer and Chairman of the company. "The name change to Clear Skies Solar, Inc., enhances this brand recognition and better describes the products and services that we offer."

About Clear Skies Solar, Inc.

Clear Skies Solar, Inc. through its wholly owned subsidiary, Clear Skies Group, Inc. ("CSG"), provides full-service renewable energy solutions to commercial, industrial, and agricultural clients across the country. CSG was incorporated in 2003 and launched formal operations in 2005. During that time period, CSG developed its proprietary systems, obtained licenses and certifications, and acquired technologies that could maximize the impact of its construction expertise on the renewable energy sector. CSG has become one of the premier solar electric installation companies in the country. For more information about CSG, visit www.clearskiesgroup.com.

Forward-Looking Statement Disclaimer

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

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